UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

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Item 8.01 Other Events.

On August 10, 2020, Cary L. Cheldin and Unico American Corporation (the “Company”) entered into a Letter Agreement setting forth the details of Mr. Cheldin’s retirement and departure from the Company (the “Letter Agreement”).  The Letter Agreement, among other things, provided Mr. Cheldin the option, exercisable on or before September 9, 2020, to require the Company to purchase all shares of the Company’s common stock held by Mr. Cheldin as of August 10, 2020 (the “Shares”) at a purchase price of $5.00 per share. Mr. Cheldin exercised such option on September 4, 2020. The Letter Agreement, among other things, provided the Company the right to substitute a third party for the Company’s obligation to purchase all or a portion of the Shares, at the sole discretion of the Company.

On October 5, 2020, the Company assigned its rights and obligations under the Letter Agreement to purchase all of the Shares to Ambina Unico Holdings, LLC (“Ambina”), and Ambina subsequently completed the purchase of all of the Shares from Mr. Cheldin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: October 13, 2020    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:    Treasurer, Chief Financial Officer and Secretary

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